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                                                                  EXHIBIT 10.181

                                                             EXECUTION AGREEMENT

                 THIRD AMENDED AND RESTATED INDEMNITY AGREEMENT

     This Indemnity Agreement ("Indemnity Agreement") is dated as of the 25th day of January, 2006, by and between the Pokagon Band of the Potawatomi Indians (the "Band") and Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company ("Lakes"):

                                   WITNESSETH:

     WHEREAS, the Band and Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc. ("Lakes Entertainment") previously entered into Development Agreement dated as of July 8, 1999, (as assigned by Lakes Entertainment to Lakes pursuant to that certain Assignment and Assumption Agreement dated October 16, 2000, by and among the Band, Lakes Entertainment and Lakes, and amended by a First Amendment dated as of December 22, 2004 and a Second Amended and Restated Assignment and Assumption Agreement dated as of January 25, 2006 ("Assignment Agreement")), and as amended and restated by that certain First Amended and Restated Development Agreement dated October 16, 2000 by and between the Band and Lakes, and as amended and restated by that certain Second Amended and Restated Development Agreement dated as of December 22, 2004, by and between the Band and Lakes and as amended and restated by that certain Third Amended and Restated Development Agreement dated of even or recent date (collectively, and as heretofore and hereafter further amended, substituted, restated or modified, the "Third Amended and Restated Development Agreement"), pursuant to which the Band has engaged Lakes to, among other things, assist the Band in the design, development, construction and management of the Facility; and

     WHEREAS, Article 2 of the Third Amended and Restated Development Agreement provides, among other things, that Lakes shall finance the acquisition of all parcels of land comprising the Gaming Site and the Non-Gaming Lands through the making of advances (a) under the Lakes Note for the acquisition of each parcel of land constituting the Gaming Site (all such advances, whether heretofore or hereafter made, shall be collectively referred to as the "Gaming Site Advances"), and (b) under the Non-Gaming Land Acquisition Line of Credit for each parcel of land constituting the Non-Gaming Lands (all such advances, whether heretofore or hereafter made, shall be collectively referred to as the "Non-Gaming Land Advances" and together with all Gaming Site Advances shall be collectively referred to as the "Advances"); and

     WHEREAS, as further provided in Article 2 of the Third Amended and Restated Development Agreement, all of the Gaming Site Advances and the Non-Gaming Land Advances are to be secured by mortgages in favor of Lakes on the related parcels of land constituting the Gaming Site and the Non-Gaming Lands; and

     WHEREAS, the Band, with the consent of Lakes, has formed and may hereafter form certain related entities known as "Band Designees", including but not limited to Pokagon Properties, LLC, a Delaware limited liability company ("PPLLC") and Filbert Land Development, LLC, an Indiana limited liability company ("Filbert"), for the purpose of, at Band's option, acquiring title to all or a portion of the Gaming Site and all or a portion of the Non-Gaming Lands; and

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     WHEREAS, each of the Advances (to the extent made in connection with any
Band Designee's acquisition of Gaming Site or Non-Gaming Land parcels) will be made available by the Band to the Band Designee for the purpose of paying all costs associated with the acquisition of the parcels of land constituting the Gaming Site and the Non-Gaming Lands; and

     WHEREAS, Lakes has required and will be requiring each Band Designee to execute and deliver certain Band Designee Guaranties and Band Designee Mortgages (as each of such terms are defined in the Third Amended and Restated Development Agreement) and amendments thereto from time to time in connection with each acquisition of parcels of land related to the Gaming Site and the Non-Gaming Lands and has required the Band to execute and deliver that certain Indemnity Agreement dated October 16, 2000 by and between the Band and Lakes, as amended and restated by that certain First Amended and Restated Indemnity Agreement dated February 28, 2001 and by that certain Second Amended and Restated Indemnity dated December 22, 2004 (collectively, the "Original Indemnity Agreement") to Lakes, all as a condition precedent to the making of such Advances; and

     WHEREAS, in connection with the execution of the Third Amended and Restated Development Agreement, the Band and Lakes desire to amend and restate the Original Indemnity Agreement as set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and as an inducement to the Lakes to make the Advances to the Band, the Band agrees as follows:

     1. Recitals True. The above recitals are true and this Third Amended and Restated Indemnity Agreement shall amend and restate the Original Indemnity Agreement in its entirety.

     2 Definitions. Capitalized terms used but not otherwise defined herein and defined in the Third Amended and Restated Development Agreement shall have the same meaning herein as therein.

     3. Indemnity - General. The Band agrees to indemnify and to hold Lakes (the "Indemnitee") harmless from any and all claims, causes of action, damages, penalties, fees and costs (to the extent such fees and costs are payable under the respective Band Designee Mortgages) which may be asserted against, or incurred by, Indemnitee resulting from or due to any Band Designee's failure to pay and perform each of its obligations under any Band Designee Guaranty and the respective Band Designee Mortgages (excluding obligations under Section 25 of any Band Designee Mortgage) as and when required thereunder (collectively, the "Indemnified Obligation"); provided that such indemnity shall only be due and owing after an Event of Default has occurred under the applicable Band Designee Guaranty or respective Band Designee Mortgage and all applicable notices have been given and all rights of cure have expired, and either (a) the time within which arbitration may be demanded has expired, or (b) if arbitration has been timely demanded, as and to the extent allowed in an arbitration award. The Band's duty to indemnify and hold harmless includes, but is not limited to, proceedings or actions commenced by any person (including, but not limited to, any federal, state, or local governmental agency or entity) before any court or administrative agency asserting a claim for which Band must indemnify Indemnitee under this section. The Band further agrees that


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pursuant to its duty to indemnify under this section, the Band shall indemnify the Indemnitee against all Indemnified Obligations incurred by it as they become due and not waiting for the ultimate outcome of such litigation or administrative proceeding.

     4. Indemnity - Hazardous Waste. The Band agrees to indemnify and to hold Lakes and each of its officers, directors, shareholders, employees, agents, attorneys and other representatives (individually and collectively, the "Hazardous Waste Indemnitees") harmless from any and all claims, causes of action, damages, penalties, fees and costs (to the extent such fees and costs are payable under the respective Band Designee Mortgages) which may be asserted against, or incurred by, any of the Hazardous Waste Indemnitees resulting from or due to any Band Designee's failure to pay and perform its obligations under
Section 25 of any Band Designee Mortgage as and when required thereunder (collectively, the "Hazardous Waste Indemnity Obligation"); provided that such indemnity shall only be due and owing after an Event of Default has occurred under the applicable Band Designee Guaranty or respective Band Designee Mortgage and all applicable notices have been given and all rights of cure have expired, and either (a) the time within which arbitration may be demanded has expired, or
(b) if arbitration has been timely demanded, as and to the extent allowed in an arbitration award. The Band's duty to indemnify and hold harmless includes, but is not limited to, loss or liability asserted in proceedings or actions commenced by any person (including, but not limited to, any federal, state, or local governmental agency or entity) before any court or administrative agency asserting a claim for which Band must indemnify Hazardous Waste Indemnitees under this section. The Band further agrees that pursuant to its duty to indemnify under this section, the Band shall indemnify the Hazardous Waste Indemnitees against all Hazardous Waste Indemnity Obligations incurred by them as they become due and not waiting for the ultimate outcome of such litigation or administrative proceeding. The Band's obligations to indemnify and hold the Hazardous Waste Indemnitees harmless hereunder shall survive repayment, satisfaction and/or foreclosure of the applicable Band Designee Guaranty, the respective Band Designee Mortgages and all other obligations now or hereafter owed by the Band to Lakes or its permitted assigns under the Third Amended and Restated Development Agreement, the Third Amended and Restated Management Agreement (as defined in the Third Amended and Restated Development Agreement) and any other instruments, documents or agreements related thereto, but shall remain subject to the provisions of Sections 6, 7, 8, 9 and 10 of this Indemnity Agreement, which shall also survive such repayment, satisfaction or foreclosure.

     5. Advances under Loan Agreements. Notwithstanding the foregoing and without limiting the rights of Lakes under each Band Designee Guaranty and the respective Band Designee Mortgages, prior to the occurrence of the Commencement Date for the Facility, all Indemnified Obligations and Hazardous Waste Indemnity Obligations (collectively, the "Indemnity Obligations") accruing prior thereto and not paid by the Band on demand by any of the Indemnitees, shall be deemed to be an Advance made by Lakes to the Band under the terms of the Lakes Development Note or the Non-Gaming Lands Acquisition Line of Credit, as applicable, and shall accrue interest from the date incurred and be repayable in accordance with the terms set forth therein; subject to timely demand for arbitration under
Section 6 and, if so demanded, the arbitration award. Thereafter, to the extent any Indemnity Obligations are not paid on demand, the same shall constitute "Operating Expenses" (as defined in the Third Amended and Restated Management Agreement) paid by Lakes and Lakes shall be entitled to reimbursement of the same under the Third Amended and Restated Management Agreement


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without any further consent or approval of the Band; subject to timely demand for arbitration under Section 6 and, if so demanded, the arbitration award.

     6. Arbitration; Limited Waiver of Sovereign Immunity. Any disputes under this Indemnity Agreement shall be subject to arbitration as provided in Section
14.2 of the Third Amended and Restated Development Agreement and be resolved in the venues provided in Section 14.1 of the Development Agreement. The Band's limited waiver of sovereign immunity in Section 14.1 of the Third Amended and Restated Development Agreement shall apply to this Indemnity Agreement.

     7. Limited Recourse. The liability of the Band under or relating to this Indemnity Agreement shall always be Limited Recourse, and in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Band other than the limited assets of the Band specified in the definition of Limited Recourse and Section 14.3(a) of the Third Amended and Restated Development Agreement.

     8. Governing Law. This Indemnity Agreement shall be interpreted in accordance with the law of Michigan.

     9. Amendments. Assignments, Etc. Any provision of this Indemnity Agreement may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto. No modification shall be implied from course of conduct. Lakes may not assign its rights and obligations hereunder except to an assignee permitted under Section 10.5(a) of the Third Amended and Restated Development Agreement. This Indemnity Agreement may be executed in separate counterparts and such counterparts shall be deemed to constitute one binding document.

     10. Notices. The Band agrees that any notice or demand upon it shall be deemed to be sufficiently given or served if it is in writing and is personally served or in lieu of personal service is mailed by first class certified mail, postage prepaid, or be overnight mail or courier service, addressed to the Band at the address of the Band and with copies set forth in Section 15.4 of the Third Amended and Restated Development Agreement. Any notice or demand so mailed shall be deemed received on the date of actual receipt, on the third business day following mailing as herein set forth or one day following delivery to a courier service, whichever first occurs.

     11. Termination. This Indemnity Agreement shall terminate (except as provided in Section 4) upon the discharge of all Band Designee Mortgages.

     12. Amendment and Restatement. This Third Amended and Restated Indemnity Agreement amends and restates in its entirety the Original Indemnity Agreement. Nothing herein shall be construed to impair or discharge the Original Indemnity. To the extent that the terms and provisions of the Original Indemnity may conflict with or be inconsistent with the terms and provisions of this Third Amended and Restated Indemnity Agreement, the latter shall control.


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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and
Restated Indemnity Agreement to be executed as of the 25th day of January, 2006.

                                        THE POKAGON BAND OF POTAWATOMI INDIANS


                                        /s/ John Miller
                                        ----------------------------------------
                                        By: John Miller
                                        Its: Council Chairman


                                        /s/ Daniel Rapp
                                        ----------------------------------------
                                        By: Daniel Rapp
                                        Its: Secetary


                                        GREAT LAKES GAMING OF MICHIGAN, LLC


                                        /s/ Timothy J. Cope
                                        ----------------------------------------
                                        By: Timothy J. Cope
                                        Its: President


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